Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Third Quarter 2015 Results

Year-to-Date Revenue Grows 3%, Gross Profit Rises 21% and Adjusted EBITDA Increases 99%

Teleconference and Webcast to be Held Today at 4:30 PM ET

November 12, 2015 -- Milwaukee, WI -- Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of intelligent in-room automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT) today announced financial results for the third quarter ended September 30, 2015. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, at 4:30 PM ET/3:30 PM CT.

Jason Tienor, Telkonet's CEO commented, “Our gross profit increased 21%, Adjusted EBITDA has nearly doubled growing 99%, and we are profitable on a GAAP net income basis on moderate revenue growth for the year to date period after recovering from a slow first quarter. A deliberate focus to increase product sales of our EcoSmart energy management platform, which has higher gross margins than our HSIA products, has contributed to continued improvement in these profit metrics.”

Mr. Tienor continued, “While we’re pleased with our steadily improving profit metrics, our goal is to grow top line revenue faster and there have been a number of key indicators in the quarter and during the year that demonstrate our commitment and progress towards sales acceleration, which will result in further multiplying our earnings results. First, we’ve increased investments in R&D to launch new products including the EcoTouch next generation wireless thermostat. Furthermore, we’ve augmented our sales organization, adding a director of sales and marketing, two channel account managers and an account executive for direct sales. Additionally, during the third quarter we partnered with Deutsche Asset & Wealth Management to design, implement and fund energy savings upgrades for commercial properties, focusing on buildings 100,000 square feet or larger with annual utility bills of $500,000 or more and offering a 100% savings guarantee, because of the ROI EcoSmart can deliver. Just last quarter, we partnered with Samsung to release and deploy the fully integrated Smart Hospitality Room, and with several large ESCO partners, to market and promote our EcoSmart platform throughout their hospitality sales channel. Through these new product launches, new sales hires and new partnerships, we are well positioned for sustainable, rapid, profitable growth moving forward.”

Highlights

- Year to Date Revenue increased 3% year over year to $11.4 million.

- Year to Date Recurring Revenue was $3.1 million or 27% of total revenue, up 10% year over year.

- Year to Date Gross Profit increased by $1.1 million or 21%.

- Year to Date Gross Margins expanded to 56%, compared to 48%.

- Year to Date Net Income was $48,853, compared to a loss of ($176,373).

- Year to Date Adjusted EBITDA increased $0.2 million or 99% to $0.5 million.

- EcoSmart revenue comprised 56% of total revenue for the quarter, highest percentage in Company history.

- Partnered in Q3 with Deutsche Asset & Wealth Management to design, implement and fund energy savings upgrades for commercial properties.

Teleconference and Webcast

Date: Today, November 12, 2015

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): 877-407-0782

Investor Dial-In (International): 201-689-8567

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174490

A replay of the teleconference will be available until November 26, 2015, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID # 13624172 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the periods ended September 30, 2015 and 2014, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offer considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

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FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss)	$269,420	$382,750	$48,853	$(176,373)
Interest expense, net	16,283	6,072	50,786	24,796
Provision for income taxes	51,312	68,706	154,836	171,330
Depreciation and amortization expense	67,494	69,525	205,515	205,711
EBITDA	404,509	527,053	459,990	225,464
Adjustments:
Stock-based compensation expense	3,390	4,202	10,983	10,843
Adjusted EBITDA	$407,899	$531,255	$470,973	$236,307

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues, net:
Product	$2,979,834	$3,122,164	$8,289,596	$8,251,764
Recurring	1,077,586	960,509	3,097,844	2,816,874
Total Net Revenue	4,057,420	4,082,673	11,387,440	11,068,638

Cost of Sales:
Product	1,513,727	1,674,172	4,286,144	5,000,490
Recurring	253,394	266,136	727,665	783,521
Total Cost of Sales	1,767,121	1,940,308	5,013,809	5,784,011

Gross Profit	2,290,299	2,142,365	6,373,631	5,284,627

Operating Expenses:
Research and development	373,710	347,344	1,128,596	962,849
Selling, general and administrative	1,512,080	1,267,968	4,785,045	4,096,314
Depreciation and amortization	67,494	69,525	205,515	205,711
Total Operating Expenses	1,953,284	1,684,837	6,119,156	5,264,874

Income from Operations	337,015	457,528	254,475	19,753

Other Income (Expenses):
Interest income (expense), net	(16,283)	(6,072)	(50,786)	(24,796)
Total Other Income (Expense)	(16,283)	(6,072)	(50,786)	(24,796)

Income (Loss) Before Provision for Income Taxes	320,732	451,456	203,689	(5,043)

Provision for Income Taxes	51,312	68,706	154,836	171,330
Net Income (Loss)	269,420	382,750	48,853	(176,373)

Accretion of preferred dividends and discount	–	(36,166)	(18,253)	(107,890)
Net income (loss) attributable to common stockholders	$269,420	$346,584	$30,600	$(284,263)

Net income (loss) per common share:
Net income (loss) attributable to common stockholders per common share– basic	$0.00	$0.00	$0.00	$(0.00)
Net income (loss) attributable to common stockholders per common share – diluted	$0.00	$0.00	$0.00	$(0.00)

Weighted Average Common Shares Outstanding – basic	126,411,243	125,035,612	125,499,195	125,035,612
Weighted Average Common Shares Outstanding –diluted	128,929,552	126,814,401	125,539,532	125,035,612

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